UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 18, 2020

RIVER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Alabama	333-205986	46-1422125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2611 Legends Drive Prattville, Alabama	36066
(Address of Principal Executive Offices)	(Zip Code)

(334) 290-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matter to a Vote of Security Holders.

On May 18, 2020, River Financial Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Summarized below is a description of the matters voted on at the Annual Meeting and the final results of such voting.

Proposal – Election of Directors. The stockholders elected each of the director nominees to serve as directors until the Company’s 2021 annual meeting of stockholders and until their successors have been elected and qualified. Each of the director nominees, with the exception of Brian McLeod, was a current director of the Company who was re-elected. The voting for each of the directors at the Annual Meeting was as follows:

Name	Votes For	Votes Against	Withhold Authority
Larry Puckett	3,401,784	7,408
Gerald R. Smith, Jr.	3,401,433		7,759
John A. Freeman	3,391,326		17,866
W. Murray Neighbors	3,401,784	7,408
Vernon B. Taylor	3,401,784		7,408
James M. Stubbs	3,401,784		7,408
Jimmy L. Ridling	3,374,034	27,750	7,408
Charles R. Moore, III	3,388,927		20,265
Brian McLeod	3,388,826		20,366
Charles E. Herron, Jr	3,401,784		7,408

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER FINANCIAL CORPORATION

Date: May 20, 2020	By:	/s/ James M. Stubbs
James M. Stubbs
Chief Executive Officer

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